Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 8, 2004 relating to the financial statements and financial statement schedule, which appears in Roxio Inc.’s Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

July 20, 2004